UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
May 6, 2009
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-16411 (Commission File Number)	No. 95-4840775 (I.R.S. Employer Identification Number)
1840 Century Park East, Los Angeles, California 90067
www.northropgrumman.com
(Address of principal executive offices and internet site)
(310) 553-6262
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
As disclosed in the Northrop Grumman Corporation (the “Company”) 2009 Proxy Statement, the Company discovered that the Company had paid $44,766 to Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), where one of its directors, Victor H. Fazio is a Senior Advisor, for legal services performed in September and October 2008. Mr. Fazio did not perform any services on behalf of the Company and was unaware of this occurrence. It is the policy of Akin Gump to not perform any services for the Company and the Company has instituted additional stringent safeguards to prevent a recurrence of this problem. Based on the small amount of fees paid, the limited scope of the legal services and the short time period (two months) involved, the Board of Directors determined that this event did not constitute a material relationship with the Company for purposes of Mr. Fazio’s present independence. Consistent with Company policy, the Company has committed to not retain services from Mr. Fazio’s firm as long as Mr. Fazio serves on the Company’s Audit, Compensation or Governance Committees.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)
By:	/s/ Joseph F. Coyne, Jr.
Joseph F. Coyne, Jr.
Corporate Vice President, Deputy General Counsel and Secretary
Date: May 6, 2009

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